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                                                                    EXHIBIT 4.7

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of December 1, 1997 by and among Federal-Mogul Corporation, a Michigan corporation ("FEDERAL-MOGUL"), Federal-Mogul Financing Trust, a special purpose business trust created under the laws of the State of Delaware (the "TRUST"), and Morgan Stanley & Co. Incorporated (the "INITIAL PURCHASER") pursuant to the Purchase Agreement, dated as of November 24, 1997 (the "PURCHASE AGREEMENT"), among Federal-Mogul, the Trust and the Initial Purchaser. In order to induce the Initial Purchaser to enter into the Purchase Agreement, Federal-Mogul and the Trust have agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

         Federal-Mogul and the Trust agree with the Initial Purchaser, (i) for its benefit as Initial Purchaser and (ii) for the benefit of the beneficial owners (including the Initial Purchaser) from time to time of the Convertible Preferred Securities (as defined herein) and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of the Convertible Debentures (as defined herein) (each of the foregoing a "HOLDER" and together the "HOLDERS"), as follows:

         Section 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

         Affiliate: With respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

         Amendment Effectiveness Deadline Date:  See Section 2(d) hereof.

         Applicable Conversion Price: The Applicable Conversion Price as of any date of determination means the Conversion Price in effect as of such date of determination or, if no Convertible Debentures are then outstanding, the Conversion Price that would be in effect were Convertible Debentures then outstanding.

         Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

         Common Stock: The shares of common stock without par value of Federal-Mogul and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, including the Underlying Common Stock.

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         Conversion Price: Conversion Price shall have the meaning assigned such term in the Indenture.

         Convertible Debentures: The 7% Convertible Junior Subordinated Debentures of Federal-Mogul to be purchased by the Trust pursuant to the Debenture Purchase Agreement dated the date hereof between Federal-Mogul and the Trust.

         Convertible Preferred Securities: The 7% Trust Convertible Preferred Securities of the Trust.

         Damages Accrual Period:  See Section 2(e) hereof.

         Damages Payment Date: Each payment date under the Declaration, in the case of Convertible Preferred Securities, each Interest Payment Date (as defined in the Indenture), in the case of Convertible Debentures, and each March 1, June 1, September 1 and December 1, in the case of Underlying Common Stock.

         Declaration: The Amended and Restated Declaration of Trust, dated as of the date hereof, of the Trust.

         Deferral Notice: See Section 3(i) hereof.

         Deferral Period:  See Section 3(i) hereof.

         Effectiveness Deadline Date:  See Section 2(a) hereof.

         Effectiveness Period: The period commencing with the date hereof and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

         Event:  See Section 2(e) hereof.

         Event Termination Date:  See Section 2(e) hereof.

         Event Date:  See Section 2(e) hereof.

         Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         Filing Deadline Date:  See Section 2(a) hereof.

         Guarantee: The guarantee by Federal-Mogul of the Convertible Preferred Securities pursuant to the Preferred Securities Guarantee Agreement dated as of the date hereof.


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         Holder:  See the second paragraph of this Agreement.

         Indenture: The Indenture dated as of the date hereof between Federal-Mogul and The Bank of New York, as trustee, pursuant to which the Convertible Debentures are being issued, as amended by the First Supplemental Indenture dated as of the date hereof between Federal-Mogul and The Bank of New York, as trustee.

         Initial Purchaser:  Morgan Stanley & Co. Incorporated.

         Initial Shelf Registration Statement:  See Section 2(a) hereof.

         Liquidated Damages Amount:  See Section 2(e) hereof.

         Losses:  See Section 6 hereof.

         Material Event: See Section 3(i) hereof.

         Notice and Questionnaire: A written notice delivered to Federal-Mogul and the Trust containing substantially the information called for by the Notice and Questionnaire attached as Appendix A to the Offering Memorandum of Federal-Mogul and the Trust dated November 24, 1997 relating to the Convertible Preferred Securities.

         Notice Holder: On any date, any Holder that has delivered a Notice and Questionnaire to Federal-Mogul or the Trust on or prior to such date.

         Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

         Purchase Agreement:  See the first paragraph of this Agreement.

         Record Holder: (i) With respect to any Damages Payment Date relating to any Convertible Preferred Security or Convertible Debenture as to which any such Liquidated Damages Amount has accrued, the Registered Holder of such Convertible Preferred Security or Convertible Debenture on the record date with respect to the distribution payment date under the Declaration or the interest payment date under the Indenture, as the case may be, on which such Damages Payment Date shall occur and (ii) with respect to any Damages Payment Date relating to any Underlying Common Stock as to which any




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such Liquidated Damages Amount has accrued, the registered holder of such
Underlying Common Stock 15 days prior to the next succeeding Damages Payment
Date.

         Registered Holder: The holder of a Convertible Preferred Security that is registered as such on the books of the Trust.

         Registrable Securities: The Convertible Preferred Securities, the Guarantee, the Convertible Debentures and the Underlying Common Stock, until such securities have been converted or exchanged, and, at all times subsequent to any such conversion or exchange, any securities into or for which such securities have been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) were it not held by an Affiliate of Federal-Mogul or the Trust or (iii) its sale to the public pursuant to Rule 144, and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), the legends with respect to transfer restrictions required under the Declaration and the Indenture are removed or removable in accordance with the terms of the Declaration or the Indenture, as the case may be.

         Registration Expenses:  See Section 5 hereof.

         Registration Statement: Any registration statement of Federal-Mogul or the Trust that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

         Restricted Securities:  As this term is defined in Rule 144.

         Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         Rule 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         SEC:  The Securities and Exchange Commission.

         Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.




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         Shelf Registration Statement:  See Section 2(a) hereof.

         Subsequent Shelf Registration Statement:  See Section 2(b) hereof.

         TIA:  The Trust Indenture Act of 1939, as amended.

         Trustee: The Bank of New York (or any successor entity), the Institutional Trustee under the Declaration and the Trustee under the Indenture.

         Underlying Common Stock: The Common Stock into which the Convertible Debentures are convertible.

         Section 2. Shelf Registration. (a) Federal-Mogul and the Trust shall prepare and file with the SEC, as soon as practicable but in any event by the date (the "FILING DEADLINE DATE") one hundred and eighty (180) days after the date hereof, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "SHELF REGISTRATION STATEMENT") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "INITIAL SHELF REGISTRATION STATEMENT"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution elected by the Holders and set forth in the Initial Shelf Registration Statement. Federal-Mogul and the Trust shall use their best efforts to cause the Initial Shelf Registration Statement to become effective under the Securities Act as promptly as is practicable but in any event by the date (the "EFFECTIVENESS DEADLINE DATE") two hundred and seventy (270) days after the date hereof, and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement becomes effective, each Holder that became a Notice Holder on or prior to the date ten Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.

         (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder shall have been resold pursuant thereto or shall have ceased to be Registrable Securities), Federal-Mogul and the Trust shall use their best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the



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securities that as of the date of such filing are Registrable Securities (a
"SUBSEQUENT SHELF REGISTRATION STATEMENT"). If a Subsequent Shelf Registration Statement is filed, Federal-Mogul and the Trust shall use their best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or subsequent Subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

          (c) Federal-Mogul and the Trust shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by Federal-Mogul and the Trust for such Shelf Registration Statement, if required by the Securities Act or, to the extent to which Federal-Mogul and the Trust do not reasonably object, as reasonably requested by the Initial Purchaser or by the Trustee on behalf of the Registered Holders.

          (d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(i). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration and related Prospectus agrees to deliver a Notice and Questionnaire to Federal-Mogul and the Trust at least three (3) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement becomes effective, Federal-Mogul and the Trust shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within five (5) Business Days after such date, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if Federal-Mogul and the Trust shall file a post-effective amendment to the Shelf Registration Statement, use their best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable, but in any event by the date (the "AMENDMENT EFFECTIVENESS DEADLINE DATE") forty-five (45) days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided, that if such Notice and Questionnaire is delivered during a Deferral Period, Federal-Mogul and the Trust shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 2(j). Federal-Mogul and the Trust shall be under no




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obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus.

          (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf Registration Statement has not become effective under the Securities Act on or prior to the Effectiveness Deadline Date, (iii) Federal-Mogul and the Trust have failed to perform their obligations set forth in Section 2(d) within the time period required, (iv) any post-effective amendment to the Shelf Registration Statement filed pursuant to Section 2(d)(1)(A) has not become effective under the Securities Act on or prior to the Amendment Effectiveness Deadline Date, (v) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof or (vi) the number of Deferral Periods in any period exceeds the number permitted in respect of such period pursuant to
Section 3(i) (each of the events of a type described in any of the foregoing clauses (i) through (vi) are individually referred to herein as an "EVENT," and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), the date by which Federal-Mogul and the Trust are required to perform their obligations set forth in Section 2(d) in the case of clause (iii), the Amendment Effectiveness Deadline Date in the case of clause
(iv), the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3(i) hereof in the case of clause (v), and the date of the commencement of a Deferral Period that causes the limit on the number of Deferral Periods in any period under Section 3(i) hereof to be exceeded in the case of clause (vi), being referred to herein as an "EVENT DATE"). Events shall be deemed to continue until the "EVENT TERMINATION DATE," which shall be the following dates with respect to the respective types of Events: the date the Initial Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Registration Statement becomes effective under the Securities Act in the case of an Event of the type described in clause (ii), the date Federal-Mogul and the Trust perform their obligations set forth in Section 2(d) in the case of an Event of the type described in clause (iii), the date the relevant post-effective amendment to the Shelf Registration Statement becomes effective under the Securities Act in the case of an Event of the type described in clause (iv), termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded in the case of the commencement of an Event of the type described in clause (v), and termination of the Deferral Period the commencement of which caused the number of Deferral Periods in a period permitted by Section 3(j) to be exceeded in the case of an Event of the type described in clause (vi).

         Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a "DAMAGES ACCRUAL PERIOD"), Federal-Mogul agrees to pay, as liquidated


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damages and not as a penalty, an amount (the "LIQUIDATED DAMAGES AMOUNT"), payable on the Damages Payment Dates, (i) prior to the conversion thereof, to Record Holders (as set forth in the succeeding paragraph) of (x) Convertible Preferred Securities or (y) in the event that the Convertible Debentures are distributed to holders of Convertible Preferred Securities upon dissolution of the Trust in accordance with the Declaration, Convertible Debentures, accruing at a rate per annum equal to one-half of one percent (.5%) of the liquidation amount of such Convertible Preferred Securities or of the principal amount of such Convertible Debentures, as the case may be, and (ii) to Record Holders (as set forth in the succeeding paragraph) of shares of Underlying Common Stock issued upon conversion of Convertible Preferred Securities or Convertible Debentures that are Registrable Securities, accruing, for each portion of such Damages Accrual Period beginning on and including a Damages Payment Date (or, in respect of the first such portion, the Event Date) and ending on but excluding the next subsequent Damages Payment Date, at a rate per annum equal to one-half of one percent (.5%) of the aggregate Applicable Conversion Price of such shares of Underlying Common Stock as of the Business Day immediately preceding such next subsequent Damages Payment Date; provided, that in the case of a Damages Accrual Period that is in effect solely as a result of an Event of the type described in clause (iii) or (iv) of the preceding paragraph, such Liquidated Damages Amount shall be paid only to the Holders (as set forth in the succeeding paragraph) that have delivered Notice and Questionnaires that caused Federal-Mogul and the Trust to incur the obligations set forth in Section 2(d) the non-performance of which is the basis of such Event. Notwithstanding the foregoing, no Liquidated Damages Amounts shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events.

         Federal-Mogul shall pay on each Damages Payment Date that portion of the Liquidated Damages Amount payable pursuant to this Section 2(e) in respect of any Damages Accrual Period that has accrued from and including the next preceding Damages Payment Date during such Damages Accrual Period (or, in respect of the first such portion, the Event Date with respect to such Damages Accrual Period) to but excluding such Damages Payment Date on any Convertible Preferred Security, Convertible Debenture or share of Underlying Common Stock to the Record Holders thereof; provided, that any Liquidated Damages Amount accrued with respect to any Convertible Preferred Security or Convertible Debenture or portion thereof called for redemption on a redemption date or converted into Underlying Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the holder who submitted such Convertible Preferred Security or Convertible Debenture or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion); provided further, that, in the case of an Event



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of the type described in clause (iii) or (iv) of the first paragraph of this
Section 2(e), such Liquidated Damages Amount shall be paid only to the Holders entitled thereto pursuant to such first paragraph by check mailed to the address set forth in the Notice and Questionnaire delivered by such Holder. The Trustee shall be entitled, on behalf of Registered Holders of Convertible Preferred Securities, Convertible Debentures or Underlying Common Stock, to seek any available remedy for the enforcement of this Agreement, including for the payment of such Liquidated Damages Amount. Notwithstanding the foregoing, the parties agree that the sole damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

         All of Federal-Mogul's obligations set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 9(k)).

         The parties hereto agree that the liquidated damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available (absolutely or as a practical matter) for effecting resales of Registrable Securities in accordance with the provisions hereof.

         Section 3. Registration Procedures. In connection with the registration obligations of Federal-Mogul and the Trust under Section 2 hereof, Federal-Mogul and the Trust shall:

          (a) Before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish to the Initial Purchaser copies of all such documents proposed to be filed and use their best efforts to reflect in each such document when so filed with the SEC such comments as the Initial Purchaser reasonably shall propose within two (2) Business Days of the delivery of such copies to the Initial Purchaser.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its best efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all



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securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

          (c) As promptly as practicable give notice to the Notice Holders and the Initial Purchaser (i) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by Federal-Mogul or the Trust of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of (but not the nature of or details concerning) a Material Event and (vi) of the determination by Federal-Mogul that a post-effective amendment to a Registration Statement would be appropriate, which notice may, at the discretion of Federal-Mogul (or as required pursuant to Section 3(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply.

          (d) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment.

          (e) If reasonably requested by the Initial Purchaser or any Notice Holder, as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Initial Purchaser or such Notice Holder shall, on the basis of an opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided, that Federal-Mogul and the Trust shall not be required to take any actions under this
Section 3(e) that are not, in the reasonable opinion of counsel for Federal-Mogul, in compliance with applicable law.

          (f) As promptly as practicable furnish to each Notice Holder and the Initial Purchaser, without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including financial statements but excluding schedules, all



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documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless reasonably requested in writing by such Notice Holder or the Initial Purchaser, as the case may be).

          (g) Deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and Federal-Mogul and the Trust hereby consent to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

          (h) As promptly as practicable register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); keep each such registration or qualification (or exemption therefrom) effective during the Effective Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, that neither Federal-Mogul nor the Trust will be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

          (i) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "MATERIAL EVENT") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development that, in the discretion of Federal- Mogul, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, (i) in the case of clause
(B) above, subject to the next sentence, as promptly as practicable prepare and file, if necessary pursuant to applicable law, a post-effective amendment to




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such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use their best efforts to cause it to become effective as promptly as is practicable, and (ii) give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a "DEFERRAL NOTICE") and, upon receipt of any Deferral Notice, each Notice Holder shall not sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by Federal-Mogul that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Federal-Mogul and the Trust will use their best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause
(A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of Federal-Mogul, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of Federal-Mogul or the Trust or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of Federal-Mogul, such suspension is no longer appropriate. Federal-Mogul and the Trust shall be entitled to exercise their right under this Section 3(i) to suspend the availability of the Shelf Registration Statement or any Prospectus, without incurring any obligation to pay liquidated damages pursuant to Section 2(e), no more than one (1) time in any three (3) month period or three (3) times in any twelve (12) month period, and the period during which the availability of the Registration Statement and any Prospectus is suspended (the "DEFERRAL PERIOD") shall, without incurring any obligation to pay liquidated damages pursuant to Section 2(e), not exceed thirty
(30) days; provided, that in the case of a Material Event relating to an acquisition or a probable acquisition meeting the significance test of Rule 3-05(b)(2)(iv) of Regulation S-X under the Securities Act, Federal-Mogul and the Trust may, without incurring any obligation to pay liquidated damages pursuant to Section 2(e), deliver to Notice Holders a second certificate to the effect set forth above, which shall have the effect of extending the Deferral Period by up to an additional thirty (30) days, or such shorter period of time as is specified in such second notice; provided, that the aggregate duration of any Deferral Periods shall not, without incurring any obligation to pay liquidated damages pursuant to Section 2(e), exceed sixty (60) days in any three (3) month period or ninety (90) days in any twelve (12) month period.

          (j) If requested in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection by the Notice Holders of such Registrable Securities and any broker-dealers, attorneys and accountants retained by such Notice Holders, all relevant financial and other records, pertinent corporate documents and properties of Federal-Mogul and the Trust and its subsidiaries, and cause the executive officers, directors and designated employees of Federal-Mogul and its subsidiaries to make reasonably available for inspection all relevant information reasonably requested by such Notice Holders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, that any information that is designated by Federal-Mogul and the Trust, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Notice Holders or any such broker-dealer, attorney or accountant, unless such disclosure is made in connection with a court proceeding or is required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Notice Holders and the other parties entitled thereto by the counsel referred to in Section 5.

          (k) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities
Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of Federal-Mogul commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          (l) Unless all Registrable Securities shall be held in book-entry form, cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations and registered in such names as such Notice Holder may request.

          (m) Provide a CUSIP number for all Registrable Securities other than the Guarantee not later than the effective date of the Initial Shelf Registration Statement and provide the Trustee and the transfer agent for the Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with the Depository Trust Company.

          (n) Provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc.

          (o) Upon (i) the filing of the Initial Registration Statement and (ii) the effectiveness of the Initial Registration Statement, announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News.

         Section 4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished Federal-Mogul and the Trust with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to Federal-Mogul and the Trust all information required to be disclosed in order to make the information previously furnished to Federal-Mogul and the Trust by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as Federal-Mogul and the Trust may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

         Section 5. Registration Expenses. Federal-Mogul shall bear all fees and expenses incurred in connection with the performance by Federal-Mogul and the Trust of their obligations under Sections 2 and 3 whether or not any of the Registration Statements become effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for Federal-

Mogul and the Trust in connection with the Shelf Registration Statement, (v) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock and (vi) Securities Act liability insurance obtained by Federal-Mogul in its sole discretion. In addition, Federal-Mogul shall bear or reimburse the Notice Holders for the reasonable fees and disbursements of one firm of legal counsel for the Holders, which shall initially be Davis Polk & Wardwell, but which may, with the written consent of the Initial Purchaser (which shall not be unreasonably withheld), be another nationally recognized law firm experienced in securities law matters designated by Federal- Mogul. In addition, Federal-Mogul shall pay the internal expenses of Federal-Mogul and the Trust (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which similar securities of Federal-Mogul are then listed and the fees and expenses of any person, including special experts, retained by Federal-Mogul or the Trust. Notwithstanding the provisions of this Section 5, each seller of Registrable Securities shall pay all registration expenses to the extent Federal-Mogul is prohibited by applicable Blue Sky laws from paying for or on behalf of such seller of Registrable Securities.

         Section 6.  Indemnification.

          (a) Indemnification by Federal-Mogul. Federal-Mogul and the Trust shall jointly and severally indemnify and hold harmless each Notice Holder and each person, if any, who controls any Notice Holder (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against all losses, liabilities, claims, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (collectively, "LOSSES"), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of or are based upon the information relating to any Holder furnished to Federal-Mogul and the Trust in writing by such Holder expressly for use therein; provided, that the indemnification contained in this paragraph shall not inure to the benefit of any Holder of Registrable Securities (or to the benefit of any person controlling such Holder) on account of any such Losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A)
(i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (B) (x) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of Federal-Mogul or the Trust with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

          (b) Indemnification by Holder of Registrable Securities. Each Holder agrees severally and not jointly to indemnify and hold harmless Federal-Mogul and the Trust and their respective directors and officers, including without limitation the trustees of the Trust, and each person, if any, who controls Federal-Mogul or the Trust (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against all losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information relating to such Holder so furnished in writing by such Holder to Federal-Mogul and the Trust expressly for use in such Registration Statement or Prospectus. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Shelf Registration Statement giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated in writing by, in the case of parties indemnified pursuant to Section 6(a), the Holders of a majority (with Holders of Convertible Preferred Securities (or Convertible Debentures issued upon liquidation of the Trust) deemed to be the Holders, for purposes of determining such majority, of the number of outstanding shares of Underlying Common Stock into which such Convertible Preferred Securities (or Convertible Debentures) are or would be convertible or exchangeable as of the date on which such designation is made) of the Registrable Securities covered by the Shelf Registration Statement held by Holders that are indemnified parties pursuant to
Section 6(a) and, in the case of parties indemnified pursuant to Section 6(b), Federal-Mogul. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) Contribution. To the extent that the indemnification provided for in this Section 6 is unavailable to an indemnified party under Section 6(a) or 6(b) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by Federal-Mogul and the Trust shall be deemed to be equal to the total net proceeds from the initial placement pursuant to the Purchase Agreement (before deducting expenses) of the Registrable Securities to which such Losses relate. Benefits received by any Holder shall be deemed to be equal to the value of receiving Registrable Securities that are registered under the Securities Act. The relative fault of the Holders on the one hand and Federal-Mogul and the Trust on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by Federal-Mogul or the Trust and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this paragraph are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding this Section 6(d), an indemnifying party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The indemnity, contribution and expense reimbursement obligations of the parties hereunder shall be in addition to any liability any indemnified party may otherwise have hereunder, under the Purchase Agreement or otherwise.

          (f) The indemnity and contribution provisions contained in this
Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder, or Federal-Mogul or the Trust, or Federal-Mogul's officers or directors or the trustees of the Trust or any person controlling Federal-Mogul or the Trust and (iii) the sale of any Registrable Securities by any Holder.

         Section 7. Information Requirements. (a) Federal-Mogul and the Trust covenant that, at any time before the end of the Effectiveness Period Federal-Mogul is not subject to the reporting requirements of the Exchange Act, they will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the request of any Holder of Registrable Securities, each of Federal-Mogul and the Trust shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in Federal-Mogul's most recent report required to be filed and filed pursuant to
Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require Federal-Mogul or the Trust to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

         Section 8.  Miscellaneous.

          (a) No Conflicting Agreements. Neither Federal-Mogul nor the Trust has, as of the date hereof, nor shall, on or after the date of this Agreement, enter into any agreement with respect to its securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. Each of Federal-Mogul and the Trust represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the Holders of the Federal-Mogul's or the Trust's securities under any other agreements.

          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless Federal-Mogul and the Trust have obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Convertible Preferred Securities (or Convertible Debentures issued upon liquidation of the Trust) deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Convertible Preferred Securities (or Debentures) are or would be convertible or exchangeable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such

Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery,
(ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

                  (w) if to a Holder of Registrable Securities, at the most current address given by such Holder to Federal-Mogul and the Trust in a Notice and Questionnaire or any amendment thereto;

                  (x)      if to Federal-Mogul, to:

                           Federal-Mogul Corporation
                           26555 Northwestern Highway
                           Southfield, Michigan 48034
                           Attention: Treasurer
                           Telecopy No.: (248) 354-8103

                  (y)      if to the Trust, to:

                           Federal-Mogul Financing Trust
                           c/o Federal-Mogul Corporation
                           26555 Northwestern Highway
                           Southfield, Michigan 48034
                           Attention: Corporate Secretary
                           Telecopy No.: (248) 354-8103

                           and

                  (z)      if to the Initial Purchaser, to:
                           Morgan Stanley & Co. Incorporated
                           1585 Broadway
                           New York, New York
                           Attention: John Faulkner
                           Telecopy No: (212) 761-8872
or to such other address as such person may have furnished to the other persons identified in this Section 9(c) in writing in accordance herewith.

          (d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by Federal-Mogul, the Trust or their respective affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchaser or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (e) Successors and Assigns. Any person who purchases any Registrable Securities from the Initial Purchaser shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchaser. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h)   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

          (i) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by Federal-Mogul and the Trust with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by Federal-Mogul with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement. Without limiting the generality of the foregoing, Federal-Mogul shall have no obligation to participate in "road show" or, except as specifically provided in this Agreement, "due diligence" activities in connection with any underwritten public offering of Registrable Securities, and Federal-Mogul shall have no obligation to enter into underwriting or indemnification agreements with respect to, or deliver opinions, comfort letters or closing certificates in connection with, any such underwritten public offering.

          (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 4, 5 or 6 hereof and the obligations to make payments of and provide for liquidated damages under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with their terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       FEDERAL-MOGUL CORPORATION



                                       By:_______________________________
                                          Name:
                                          Title:


                                       FEDERAL-MOGUL FINANCING TRUST



                                       By:_______________________________
                                          Name:
                                          Title: Administrator


Accepted as of the date first above written:



MORGAN STANLEY & CO. INCORPORATED
(for its benefit and for the benefit of the Holders)



By:_______________________________
       Name:
       Title: